As filed with the Securities and Exchange Commission on August 30, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION NUMBER 333-124844
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION NUMBER 333-124050
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION NUMBER 333-46590
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION NUMBER 333-76615

UNDER
THE SECURITIES ACT OF 1933

FIRST M&F CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Mississippi
(State or Other Jurisdiction of Incorporation or Organization)

64-0636653
(I.R.S. Employer Identification Number)

First M&F Corporation 2005 Equity Incentive Plan
First M&F Corporation/Merchants & Farmers Bank Profit and Savings Plan
First M&F Corporation 1999 Stock Option Plan

134 West Washington Street
Kosciusko, Mississippi 39090
(662) 289-5121
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

John G. Copeland
Chief Financial Officer
134 West Washington Street
Kosciusko, Mississippi 39090
(662) 289-5121
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copy To:
Craig N. Landrum
J. Andrew Gipson
Jones Walker LLP
190 E. Capitol Street, Suite 800
Jackson, Mississippi 39201
(601) 949-4789

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☒
(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION
These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”), filed by First M&F Corporation, a Mississippi corporation (the “Company”) with the Securities and Exchange Commission:

•
Registration No. 333-124844 filed on Form S-8 on May 12, 2005, which registered 350,000 shares of the Company’s Common Stock, $5.00 par value (“Common Stock) for issuance under the Company’s 2005 Equity Incentive Plan;

•	Registration No. 333-124050 filed on Form S-8 on April 13, 2005, which registered 350,000 shares of Common Stock for issuance under the Company’s Merchants & Farmers Bank Profit and Savings Plan;
•	Registration No. 333-46590 filed on Form S-8 on September 26, 2000, which registered 300,000 shares of Common Stock for issuance under the Company’s 1999 Stock Option Plan;
•	Registration No. 333-76615 filed on Form S-8 on April 20, 1999, which registered 200,000 shares of Common Stock for issuance under the Company’s 1999 Stock Option Plan.

On February 6, 2013, the Company entered into an Agreement and Plan of Merger with Renasant Corporation, a Mississippi corporation (“Renasant”), pursuant to which the Company will merge with and into Renasant (the “Merger”), with Renasant continuing as the surviving corporation following the Merger.

In connection with the pending Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including offerings pursuant to the Registration Statements. Accordingly, the Company is filing these Post-Effective Amendments to the Registration Statements pursuant to Rule 478 under the Securities Act of 1933, as amended, to hereby terminate the effectiveness of the Registration Statements and to remove from registration any of the securities registered for issuance under the Registration Statements that remain unsold under the above listed Registration Statements as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kosciusko, state of Mississippi, on this 30th day of August, 2013.

FIRST M&F CORPORATION

By: /s/ Hugh S. Potts, Jr.
Hugh S. Potts, Jr.
Chief Executive Officer

By: /s/ John G. Copeland
John G. Copeland
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Hugh S. Potts, Jr.	Director and CEO
Hugh S. Potts, Jr.	(Principal Executive Officer)	August 30, 2013

/s/ John G. Copeland	Chief Financial Officer	August 30, 2013
John G. Copeland	(Principal Financial Officer and Principal Accounting Officer)

/s/ Scott M. Wiggers	Director	August 30, 2013
Scott M. Wiggers

/s/ Hollis C. Cheek	Lead Director	August 30, 2013
Hollis C. Cheek

/s/ Jon A. Crocker	Director	August 30, 2013
Jon A. Crocker

/s/ James D. Frerer	Director	August 30, 2013
James D. Frerer

/s/ Julie B. Taylor	Director	August 30, 2013
Julie B. Taylor

/s/ John Clark Love, III	Director	August 30, 2013
John Clark Love, III

/s/ Eddie J. Briggs	Director	August 30, 2013
Eddie J. Briggs

/s/ Lawrence D. Terrell	Director	August 30, 2013
Lawrence D. Terrell

/s/ Otho E. Pettit, Jr.	Director	August 30, 2013
Otho E. Pettit, Jr.

/s/ Samuel B. Potts	Director	August 30, 2013
Samuel B. Potts

/s/ Michael K. Heidelberg	Director	August 30, 2013
Michael K. Heidelberg

/s/ Lawrence D. Terrell, Jr.	Director	August 30, 2013
Lawrence D. Terrell, Jr.

/s/ Jeffrey B. Lacey	Director	August 30, 2013
Jeffrey B. Lacey

/s/ James I. Tims	Director	August 30, 2013
James I. Tims